NEW JERSEY RESOURCES REPORTS FOURTH-QUARTER AND FISCAL 2020 RESULTS
Company Separately Announced Fiscal 2021 Guidance and Long-Term NFEPS and Dividend Growth Rate

WALL, N.J., November 30, 2020 — Today, New Jersey Resources (NYSE: NJR) reported results for the fourth quarter and fiscal 2020. Highlights included:

●	Consolidated net income of $193.9 million for fiscal 2020, compared with $169.5 million in fiscal 2019

●	Consolidated net financial earnings (NFE), a non-GAAP financial measure, of $196.2 million for fiscal 2020, or $2.07 per share, compared with $175.0 million, or $1.96 per share, in fiscal 2019

●	Increased annual dividend by 6.4 percent to $1.33 per share

●	NJNG filed a proposal with the BPU to significantly expand its energy efficiency offerings

●	NJR Clean Energy Ventures (CEV) placed eight commercial solar installations into service and acquired one operating asset, adding 60 megawatts (MW) of total installed capacity in fiscal 2020

Fiscal 2020 net income totaled $193.9 million, or $2.05 per share, compared with $169.5 million, or $1.90 per share, in fiscal 2019. Fourth-quarter net income totaled $43.3 million, or $0.45 per share, compared with $18.1 million, or $0.20 per share, during the same period last year.

Fiscal 2020 NFE totaled $196.2 million, or $2.07 per share, in-line with the previously announced guidance range, compared with $175.0 million, or $1.96 per share, in fiscal 2019. Fourth-quarter NFE totaled $54.7 million, or $0.57 per share, compared with $26.0 million, or $0.29 per share, during the same period last year.

"Thanks to the performance of our talented and dedicated team through an unprecedented global pandemic, we were able to deliver solid results and achieve NFE in-line with our guidance range for fiscal 2020," said Steve Westhoven, President and CEO of New Jersey Resources. "As reflected in our results, we are committed to serving our customers with safe, reliable, clean energy and reaching our sustainability goals through our diversified portfolio of energy infrastructure investments. With the new financial growth targets that we announced in connection with our Analyst Day today, including raising long-term NFEPS and dividend growth rates, our outlook for the future is strong."

Key Performance Metrics

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
($ in Thousands)	2020	2019	2020	2019
Net income	$43,272	$18,086	$193,919	$169,505
Basic EPS	$0.45	$0.20	$2.05	$1.90
Net financial earnings	$54,721	$25,956	$196,245	$174,960
Basic net financial earnings per share	$0.57	$0.29	$2.07	$1.96

New Jersey Resources Reports Fourth Quarter and Fiscal 2020 Results

A reconciliation of net income to NFE for the three and twelve months ended September 30, 2020, and 2019, is provided below.

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2020	2019	2020	2019
Net income	$43,272	$18,086	$193,919	$169,505
Add:
Unrealized loss (gain) on derivative instruments and related transactions	12,183	28,234	(9,644)	2,881
Tax effect	(2,893)	(6,745)	2,296	(711)
Effects of economic hedging related to natural gas inventory	2,216	(7,764)	12,690	4,309
Tax effect	(527)	1,845	(3,016)	(1,024)
Net income to NFE tax adjustment	470	(7,700)	—	—
Net financial earnings	$54,721	$25,956	$196,245	$174,960

Weighted Average Shares Outstanding
Basic	95,933	89,983	94,798	89,242
Diluted	96,259	90,366	95,107	89,616

Basic earnings per share	$0.45	$0.20	$2.05	$1.90
Add:
Unrealized loss (gain) on derivative instruments and related transactions	0.13	0.31	(0.10)	0.03
Tax effect	(0.02)	(0.06)	0.02	(0.01)
Effects of economic hedging related to natural gas inventory	0.02	(0.09)	0.13	0.05
Tax effect	(0.01)	0.02	(0.03)	(0.01)
Net income to NFE tax adjustment	—	(0.09)	—	—
Basic net financial earnings per share	$0.57	$0.29	$2.07	$1.96

NFE is a financial measure not calculated in accordance with Generally Accepted Accounting Principles (GAAP) of the United States. It is a measure of earnings based on eliminating timing differences surrounding the recognition of certain gains or losses, net of applicable tax adjustments, to effectively match the earnings effects of the economic hedges with the physical sale of natural gas, Solar Renewable Energy Certificates (SRECs) and foreign currency contracts. NFE/net financial loss eliminates the impact of volatility to GAAP earnings associated with unrealized gains and losses on derivative instruments in the current period. For further discussion of this financial measure, please see the explanation below under “Non-GAAP Financial Information.”

GAAP requires us, during the interim periods, to estimate our annual effective tax rate and use this rate to calculate the year-to-date tax provision. We also determine an annual estimated effective tax rate for NFE purposes and calculate a quarterly tax adjustment based on the differences between our forecasted net income and our forecasted NFE for the fiscal year.

New Jersey Resources Reports Fourth Quarter and Fiscal 2020 Results

A table detailing net financial (loss) earnings for the three and twelve months ended September 30, 2020, and 2019, is provided below.

Net Financial (Loss) Earnings by Business Unit

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2020	2019	2020	2019
New Jersey Natural Gas	$(15,258)	$(18,402)	$126,902	$78,062
Clean Energy Ventures	55,840	52,676	53,023	77,473
Storage and Transportation	7,434	3,488	18,311	14,689
Energy Services	1,638	(10,726)	(7,873)	2,918
Home Services and Other	5,109	(1,021)	5,784	1,911
Subtotal	54,763	26,015	196,147	175,053
Eliminations	(42)	(59)	98	(93)
Total	$54,721	$25,956	$196,245	$174,960

COVID-19 Impact Update:

NJR has not made any significant changes to capital programs due to COVID-19. NJNG operations and delivery of natural gas to its approximately 558,000 customers has largely been unaffected by the ongoing pandemic. NJR will continue to closely monitor the potential impacts of the pandemic and will adjust its plan accordingly to ensure the delivery of essential services to customers, while maintaining the safety and health of its employees, customers and communities.

Analyst Day Information:

In a separate announcement, the Company today provided its fiscal 2021 guidance and long-term financial targets. NJR will host a virtual Analyst Day today at 8:30 a.m. ET and the senior leadership team will discuss the Company's strategic value proposition and long-term financial growth targets, as well as its year-end fiscal 2020 earnings results. The video webcast of the virtual Analyst Day, including a copy of the presentation, and a question and answer session, will be broadcast over the internet and can be accessed at https://investor.njresources.com/events-and-presentations/default.aspx. For those unable to listen to the webcast, an archived version will be available at the same location.

Regulated Business Update:

New Jersey Natural Gas (NJNG)

NJNG reported fiscal 2020 NFE of $126.9 million, compared to NFE of $78.1 million during fiscal 2019. Fourth-quarter net financial loss was $15.3 million, compared with net financial loss of $18.4 million during the same period in fiscal 2019. The increase in both periods was due primarily to increased base rates from NJNG's rate case settlement in November 2019 and lower operating and maintenance (O&M) expenses.

Customer Growth:

●	NJNG added 8,349 new customers during fiscal 2020, compared with 9,711 in fiscal 2019. The lower customer growth was due to the effects of the COVID-19 pandemic.

New Jersey Resources Reports Fourth Quarter and Fiscal 2020 Results

Infrastructure Update:

●	NJNG's Infrastructure Investment Program (IIP) is a five-year, $150 million program approved by the New Jersey Board of Public Utilities (BPU) on October 28, 2020. The IIP consists of a series of infrastructure projects designed to support the enhanced safety and reliability of NJNG's natural gas distribution system. The original filing included an information technology (IT) upgrade component, which NJNG voluntarily withdrew and will seek to recover associated costs in future rate case proceedings.

●	The Southern Reliability Link (SRL) will diversify supply to our customers by providing a new intrastate feed into the southern end of NJNG’s distribution system. SRL began construction in the first quarter of fiscal 2019 and is projected to be placed in service in 2021. The total cost of SRL is expected to be in the range of $250 million to $270 million. Construction continues on SRL with over 80 percent of the project complete.

○	NJNG has submitted its response to the New Jersey Department of Environmental Protection (DEP) regarding the suspension of permits for certain sections of SRL's construction. Following a comprehensive review process of our drilling plans for the remainder of the project, the DEP reinstated our permits, allowing us to fully proceed with our construction plans.

●	Safety Acceleration and Facilities Enhancement (SAFE) II is the five-year, $158 million program approved by the BPU in September 2016 to replace the remaining unprotected bare steel main and associated services in NJNG’s distribution system. In fiscal 2020, NJNG invested $56.5 million to replace 70 miles of unprotected bare steel main and services.

●	The New Jersey Reinvestment in System Enhancement (NJ RISE) program is a $102.5 million investment program comprised of six projects related to storm hardening and mitigation. During the fourth-quarter of fiscal 2020, construction began on a new regulator station, the final portion of the North Seaside Reinforcement project. Construction is expected to be completed by the end of calendar year 2020.

●	The SAFE II and NJ RISE programs are eligible for annual rate increases. On March 31, 2020, NJNG filed its annual petition with the BPU, requesting a rate increase of approximately $7.4 million for the recovery of the related capital costs through June 30, 2020. NJNG updated the filing in July 2020 to reflect the actual results through June 30, 2020, reducing the rate increase to $7.1 million. The BPU approved the filing and the new rates became effective on October 1, 2020.

BGSS Incentive Programs:

BGSS incentive programs contributed $9.5 million to utility gross margin in fiscal 2020, compared with $8.4 million during the same period in fiscal 2019. The higher results were due to improved margins in off-system sales and storage incentive programs, which were partially offset by a decrease in capacity release volume.

Energy-Efficiency Programs:

The SAVEGREEN Project®, NJNG’s energy-efficiency program, invested $30.8 million during fiscal 2020 to help customers with energy-efficiency upgrades for their homes and businesses. NJNG recovered $10.3 million of its SAVEGREEN investment in fiscal 2020.

●	On September 25, 2020, NJNG filed a petition with the BPU for an additional three-year SAVEGREEN program consisting of approximately $127 million of direct investment, $113 million in financing options, and $23 million in O&M expenses, effective July 1, 2021.

New Jersey Resources Reports Fourth Quarter and Fiscal 2020 Results

Storage and Transportation

Storage and Transportation, formerly known as the Midstream reporting segment, reported fiscal 2020 NFE of $18.3 million, compared with $14.7 million during fiscal 2019. Fourth-quarter NFE were $7.4 million, compared with $3.5 million during the same period in fiscal 2019. The increase in NFE for both periods was due to incremental operating income from Leaf River and Adelphia Gateway, partially offset by increased O&M and interest expense related to the acquisition and operations of those assets.

Infrastructure Updates:

●	Adelphia Gateway - On October 5, 2020, Adelphia Gateway received a Partial Notice to Proceed from the Federal Energy Regulatory Commission (FERC) to begin construction. The construction includes the conversion of 50 miles of the existing 84-mile pipeline from oil to natural gas to bring much-needed supply to constrained markets in the Philadelphia region.

●	PennEast - On January 30, 2020, PennEast filed with FERC an abbreviated application for amendment of its Certificate of Public Convenience and Necessity, requesting a phased-in approach to the PennEast project. The first phase of the project would include construction of the pipeline in Pennsylvania with interconnections within the state. Also, on January 30, 2020, FERC issued a declaratory order related to the ruling by the Third Circuit, supporting PennEast.

○	On February 18, 2020, PennEast filed a petition for writ of certiorari with the U.S. Supreme Court seeking to overturn the September 10, 2019 Third Circuit decision vacating the New Jersey Federal District Court's December 13, 2018 condemnation order blocking pipeline construction.

○	On June 29, 2020, the U.S. Supreme Court invited the U.S. Solicitor General to express his views regarding the issues presented in the petition for writ of certiorari.

○	On August 3, 2020, FERC issued a positive environmental assessment for Phase I of the project, finding no significant environmental impact.

Unregulated Businesses Update:

Clean Energy Ventures (CEV)

CEV reported fiscal 2020 NFE of $53.0 million, compared with NFE of $77.5 million in fiscal 2019. The decrease in NFE was due to fewer Investment Tax Credits (ITCs) recognized on projects placed in service and the absence of contributions from the wind portfolio, which was sold during fiscal 2019. Fourth-quarter NFE were $55.8 million, compared with NFE of $52.7 million during the same period in fiscal 2019. The increase in NFE was due to higher SREC sales.

Solar Investment Update:

●	In fiscal 2020, CEV placed eight commercial solar projects into service and acquired one operational asset, adding 60 MWs, increasing CEV's total installed capacity to over 350 MW.

●	The Sunlight Advantage®, CEV's residential solar leasing program, added 481 customers in fiscal 2020 and now serves over 8,600 residential and small-midsize commercial customers in New Jersey.

New Jersey Resources Reports Fourth Quarter and Fiscal 2020 Results

Energy Services

Energy Services reported fiscal 2020 net financial loss of $(7.9) million, compared to NFE of $2.9 million for the same period last fiscal year. The decrease in NFE for fiscal 2020 was due primarily to challenging market conditions created by unusually warm weather on the U.S. east coast last winter compounded by operational issues on a key interstate pipeline. Fourth-quarter NFE was $1.6 million, compared with a net financial loss of $(10.7) million during the same period last year. The increase in NFE for the fourth quarter was due to lower demand charges and increased natural gas pricing volatility leading to more market opportunities compared to the same period last year.

Home Services and Other Operations

Home Services and Other Operations reported fiscal 2020 NFE of $5.8 million compared to NFE of $1.9 million for the same period in fiscal 2019. Fourth-quarter NFE were $5.1 million, compared with net financial loss of $1.0 million during the same period in fiscal 2019. The increase in both periods was due to lower O&M expenses and an income tax benefit associated with the revaluation of certain deferred state tax liabilities.

Effective Tax Rate:

NJR’s annual effective tax rate increased to (3.7) percent in fiscal 2020 from (28.7) percent in fiscal 2019. In the fourth quarter of fiscal 2020, NJR recognized $37.1 million related to tax credits, net of deferred taxes, compared with $56.8 million during the same period last year.

Capital Expenditures and Cash Flows:

NJR is committed to maintaining a strong financial profile, while continuing to invest capital in regulated and unregulated energy projects.

●	During fiscal 2020, capital expenditures were $499.1 million, of which $333.9 million were related to NJNG, compared with capital expenditures of $531.4 million, of which $372.1 million were related to NJNG, during the same period of fiscal 2019.

●	During fiscal 2020, cash flows from operations were $213 million, compared with $194.1 million during the same period of fiscal 2019. The increase was primarily due to increased margin at NJNG from increased base rates.

Forward-Looking Statements:

This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. New Jersey Resources Corporation (NJR) cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this earnings release include, but are not limited to, certain statements regarding NJR’s NFE guidance for fiscal 2021 through fiscal 2024, as well as NJR’s long-term NFEPS growth rate, dividend growth, forecasted contribution of business segments to NJR’s NFE from fiscal 2021 through fiscal 2024,customer growth at NJNG, future NJR and NJNG capital expenditures, infrastructure programs and investments such as SRL, NJ RISE II and SAFE II, CEV’s future capital investment target, NJR's environmental sustainability and clean energy goals, emissions reduction strategies, initiatives and targets and our investments in infrastructure, renewables and emerging technologies, the ability to construct and operate the Adelphia Gateway Pipeline project, and construct SRL and the PennEast pipeline project, as well as the ongoing COVID-19 pandemic and its impact on NJR's liquidity, business operations, financial condition, results of operations or cash flows.

New Jersey Resources Reports Fourth Quarter and Fiscal 2020 Results

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the U.S. Securities and Exchange Commission (SEC), including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http://www.sec.gov. Information included in this earnings release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR's results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Non-GAAP Financial Information:

This earnings release includes the non-GAAP financial measures NFE/net financial loss, NFE per basic share, financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of NJR’s operating performance, these measures should not be considered an alternative to, or more meaningful than, net income or operating revenues as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE/net financial loss and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at Energy Services, net of applicable tax adjustments as described below. Volatility associated with the change in value of these financial instruments and physical commodity reported on the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to CEV, as such the adjustment is related to tax credits generated by CEV.

NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales, expenses and other taxes and regulatory rider expenses, which are key components of NJR’s operations. Natural gas costs, sales, expenses and other taxes and regulatory rider expenses are passed through to customers and, therefore, have no effect on utility gross margin. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of NJR’s performance. Management believes these non-GAAP financial measures are more reflective of NJR’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s 2020 Form 10-K, Item 7.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

●	New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,500 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex and Burlington counties.

●	Clean Energy Ventures invests in, owns and operates solar projects with a total capacity of over 350 megawatts, providing residential and commercial customers with low-carbon solutions.

New Jersey Resources Reports Fourth Quarter and Fiscal 2020 Results

●	Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

●	Storage and Transportation serves customers from local distributors and producers to electric generators and wholesale marketers through its ownership of Leaf River and the Adelphia Gateway Pipeline Project, as well as our 50 percent equity ownership in the Steckman Ridge natural gas storage facility, and our 20 percent equity interest in the PennEast Pipeline Project.

●	Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its more than 1,100 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:
www.njresources.com.
Follow us on Twitter @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.
Download our free NJR investor relations app for iPad, iPhone and Android.
NJR-E

New Jersey Resources Reports Fourth Quarter and Fiscal 2020 Results

NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands, except per share data)	2020	2019	2020	2019
OPERATING REVENUES
Utility	$84,548	$88,626	$729,923	$710,793
Nonutility	315,496	390,455	1,223,745	1,881,252
Total operating revenues	400,044	479,081	1,953,668	2,592,045
OPERATING EXPENSES
Gas purchases
Utility	26,789	39,629	275,831	320,256
Nonutility	220,304	345,690	1,022,805	1,716,098
Related parties	1,535	1,493	6,083	7,948
Operation and maintenance	79,425	73,843	278,143	268,141
Regulatory rider expenses	1,993	1,778	34,529	33,937
Depreciation and amortization	30,136	24,438	119,894	91,730
Total operating expenses	360,182	486,871	1,737,285	2,438,110
OPERATING INCOME	39,862	(7,790)	216,383	153,935
Other income (expense), net	13,618	5,817	23,878	11,273
Interest expense, net of capitalized interest	17,180	9,439	67,597	47,082
INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	36,300	(11,412)	172,664	118,126
Income tax benefit	(2,852)	(25,897)	(6,944)	(37,751)
Equity in earnings of affiliates	4,120	3,601	14,311	13,628
NET INCOME	$43,272	$18,086	$193,919	$169,505

EARNINGS PER COMMON SHARE
Basic	$0.45	$0.20	$2.05	$1.90
Diluted	$0.45	$0.20	$2.04	$1.89

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	95,933	89,599	94,798	89,242
Diluted	96,259	89,600	95,107	89,616

New Jersey Resources Reports Fourth Quarter and Fiscal 2020 Results

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES

	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands)	2020	2019	2020	2019
NEW JERSEY RESOURCES

A reconciliation of net income, the closest GAAP financial measurement, to net financial earnings is as follows:

Net income	$43,272	$18,086	$193,919	$169,505
Add:
Unrealized loss (gain) on derivative instruments and related transactions	12,183	28,234	(9,644)	2,881
Tax effect	(2,893)	(6,745)	2,296	(711)
Effects of economic hedging related to natural gas inventory	2,216	(7,764)	12,690	4,309
Tax effect	(527)	1,845	(3,016)	(1,024)
Net income to NFE tax adjustment	470	(7,700)	—	—
Net financial earnings	$54,721	$25,956	$196,245	$174,960

Weighted Average Shares Outstanding
Basic	95,933	89,599	94,798	89,242
Diluted	96,259	89,600	95,107	89,616

A reconciliation of basic earnings per share, the closest GAAP financial measurement, to basic net financial earnings per share is as follows:

Basic earnings per share	$0.45	$0.20	$2.05	$1.90
Add:
Unrealized loss (gain) on derivative instruments and related transactions	$0.13	$0.31	$(0.10)	$0.03
Tax effect	$(0.02)	$(0.06)	$0.02	$(0.01)
Effects of economic hedging related to natural gas inventory	$0.02	$(0.09)	$0.13	$0.05
Tax effect	$(0.01)	$0.02	$(0.03)	$(0.01)
Net income to NFE tax adjustment	$—	$(0.09)	$—	$—
Basic NFE per share	$0.57	$0.29	$2.07	$1.96

NATURAL GAS DISTRIBUTION

A reconciliation of operating revenue, the closest GAAP financial measurement, to utility gross margin is as follows:

Operating revenues	$84,548	$88,626	$729,923	$710,793
Less:
Gas purchases	29,113	41,953	287,307	336,489
Regulatory rider expense	1,993	1,778	34,529	33,937
Utility gross margin	$53,442	$44,895	$408,087	$340,367

CLEAN ENERGY VENTURES

A reconciliation of net income to net financial earnings is as follows:

Net income	$55,370	$60,376	$53,023	$77,473
Add:
Net income to NFE tax adjustment	470	(7,700)	—	—
Net financial earnings	$55,840	$52,676	$53,023	$77,473

New Jersey Resources Reports Fourth Quarter Fiscal 2020 Results

	Three Months Ended		Twelve Months Ended
(Unaudited)	September 30,		September 30,
(Thousands)	2020	2019	2020	2019
ENERGY SERVICES

The following table is a computation of financial margin:

Operating revenues	$212,760	$317,678	$1,030,419	$1,742,791
Less: Gas purchases	220,882	345,735	1,024,579	1,719,519
Add:
Unrealized loss (gain) on derivative instruments and related transactions	12,723	28,251	(8,583)	1,195
Effects of economic hedging related to natural gas inventory	2,216	(7,764)	12,690	4,309
Financial margin	$6,817	$(7,570)	$9,947	$28,776

A reconciliation of operating income, the closest GAAP financial measurement, to financial margin is as follows:

Operating (loss) income	$(12,216)	$(34,074)	$(11,651)	$2,211
Add:
Operation and maintenance expense	4,055	5,974	17,368	20,943
Depreciation and amortization	39	43	123	118
Subtotal	(8,122)	(28,057)	5,840	23,272
Add:
Unrealized loss (gain) on derivative instruments and related transactions	12,723	28,251	(8,583)	1,195
Effects of economic hedging related to natural gas inventory	2,216	(7,764)	12,690	4,309
Financial margin	$6,817	$(7,570)	$9,947	$28,776

A reconciliation of net income to net financial earnings is as follows:

Net (loss) income	$(9,753)	$(26,309)	$(11,008)	$(1,268)
Add:
Unrealized loss (gain) on derivative instruments and related transactions	12,723	28,251	(8,583)	1,195
Tax effect	(3,021)	(6,749)	2,044	(294)
Effects of economic hedging related to natural gas	2,216	(7,764)	12,690	4,309
Tax effect	(527)	1,845	(3,016)	(1,024)
Net financial earnings (loss)	$1,638	$(10,726)	$(7,873)	$2,918

HOME SERVICES AND OTHER

A reconciliation of net income to net financial earnings is as follows:

Net income (loss)	$5,109	$(1,035)	$5,784	$1,637
Add:
Unrealized loss on derivative instruments and related transactions	—	20	—	381
Tax effect	—	(6)	—	(107)
Net financial earnings (loss)	$5,109	$(1,021)	$5,784	$1,911

New Jersey Resources Reports Fourth Quarter Fiscal 2020 Results

FINANCIAL STATISTICS BY BUSINESS UNIT
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands, except per share data)	2020	2019	2020	2019
NEW JERSEY RESOURCES

Operating Revenues
Natural Gas Distribution	$84,548	$88,626	$729,923	$710,793
Clean Energy Ventures	77,014	60,392	102,617	98,099
Energy Services	212,760	317,678	1,030,419	1,742,791
Storage and Transportation	12,717	—	44,728	—
Home Services and Other	13,376	12,997	51,017	50,902
Sub-total	400,415	479,693	1,958,704	2,602,585
Eliminations	(371)	(612)	(5,036)	(10,540)
Total	$400,044	$479,081	$1,953,668	$2,592,045

Operating (Loss) Income
Natural Gas Distribution	$(12,703)	$(17,255)	$173,412	$111,189
Clean Energy Ventures	60,633	44,513	34,452	36,488
Energy Services	(12,216)	(34,074)	(11,651)	2,211
Storage and Transportation	5,436	(1,390)	12,451	(4,049)
Home Services and Other	(2,673)	(408)	3,062	4,785
Sub-total	38,477	(8,614)	211,726	150,624
Eliminations	1,385	824	4,656	3,311
Total	$39,862	$(7,790)	$216,383	$153,935

Equity in Earnings of Affiliates
Storage and Transportation	$4,703	$3,866	$15,903	$15,832
Eliminations	(583)	(265)	(1,592)	(2,204)
Total	$4,120	$3,601	$14,311	$13,628

Net (Loss) Income
Natural Gas Distribution	$(15,258)	$(18,402)	$126,902	$78,062
Clean Energy Ventures	55,370	60,376	53,023	77,473
Energy Services	(9,753)	(26,309)	(11,008)	(1,268)
Storage and Transportation	7,434	3,488	18,311	14,689
Home Services and Other	5,109	(1,035)	5,784	1,637
Sub-total	42,902	18,118	193,012	170,593
Eliminations	370	(32)	907	(1,088)
Total	$43,272	$18,086	$193,919	$169,505

Net Financial (Loss) Earnings
Natural Gas Distribution	$(15,258)	$(18,402)	$126,902	$78,062
Clean Energy Ventures	55,840	52,676	53,023	77,473
Energy Services	1,638	(10,726)	(7,873)	2,918
Storage and Transportation	7,434	3,488	18,311	14,689
Home Services and Other	5,109	(1,021)	5,784	1,911
Sub-total	54,763	26,015	196,147	175,053
Eliminations	(42)	(59)	98	(93)
Total	$54,721	$25,956	$196,245	$174,960

Throughput (Bcf)
NJNG, Core Customers	17.6	19.5	97.0	108.4
NJNG, Off System/Capacity Management	34.1	34.8	118.4	123.8
Energy Services Fuel Mgmt. and Wholesale Sales	121.6	148.4	526.7	584.9
Total	173.3	202.7	742.1	817.1

Common Stock Data
Yield at September 30	4.9%	2.8%	4.9%	2.8%
Market Price at September 30	$27.02	$45.22	$27.02	$45.22
Shares Out. at September 30	95,949	89,999	95,949	89,999
Market Cap. at September 30	$2,592,547	$4,069,755	$2,592,547	$4,069,755

New Jersey Resources Reports Fourth Quarter Fiscal 2020 Results

	Three Months Ended		Twelve Months Ended
(Unaudited)	September 30,		September 30,
(Thousands, except customer and weather data)	2020	2019	2020	2019
NATURAL GAS DISTRIBUTION

Utility Gross Margin
Operating revenues	$84,548	$88,626	$729,923	$710,793
Less:
Gas purchases	29,113	41,953	287,307	336,489
Regulatory rider expense	1,993	1,778	34,529	33,937
Total Utility Gross Margin	$53,442	$44,895	$408,087	$340,367

Utility Gross Margin, Operating Income and Net Income
Residential	$30,408	$24,899	$275,033	$224,597
Commercial, Industrial & Other	8,190	7,330	57,929	50,553
Firm Transportation	10,416	8,549	60,199	51,069
Total Firm Margin	49,014	40,778	393,161	326,219
Interruptible	1,675	1,620	5,455	5,750
Total System Margin	50,689	42,398	398,616	331,969
Off System/Capacity Management/FRM/Storage Incentive	2,753	2,497	9,471	8,398
Total Utility Gross Margin	53,442	44,895	408,087	340,367
Operation and maintenance expense	47,448	46,727	162,792	171,198
Depreciation and amortization	18,697	15,423	71,883	57,980
Operating (Loss) Income	$(12,703)	$(17,255)	$173,412	$111,189
Net (Loss) Income	$(15,258)	$(18,402)	$126,902	$78,062
Net Financial (Loss) Earnings	$(15,258)	$(18,402)	$126,902	$78,062

Throughput (Bcf)
Residential	3.4	3.0	44.6	46.0
Commercial, Industrial & Other	0.6	0.7	8.2	9.7
Firm Transportation	1.6	1.6	13.3	13.7
Total Firm Throughput	5.6	5.3	66.1	69.4
Interruptible	12.0	14.2	30.9	39.0
Total System Throughput	17.6	19.5	97.0	108.4
Off System/Capacity Management	34.1	34.8	118.4	123.8
Total Throughput	51.7	54.3	215.4	232.2

Customers
Residential	497,779	486,474	497,779	486,474
Commercial, Industrial & Other	28,735	28,992	28,735	28,992
Firm Transportation	31,604	32,107	31,604	32,107
Total Firm Customers	558,118	547,573	558,118	547,573
Interruptible	29	32	29	32
Total System Customers	558,147	547,605	558,147	547,605
Off System/Capacity Management*	19	21	19	21
Total Customers	558,166	547,626	558,166	547,626
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	46	11	4,254	4,506
Normal	30	30	4,586	4,552
Percent of Normal	153.3%	36.7%	92.8%	99.0%

New Jersey Resources Reports Fourth Quarter Fiscal 2020 Results

	Three Months Ended		Twelve Months Ended
(Unaudited)	September 30,		September 30,
(Thousands, except customer, SREC and megawatt)	2020	2019	2020	2019
CLEAN ENERGY VENTURES

Operating Revenues
SREC sales	$69,301	$55,215	$81,134	$75,101
TREC sales	1,384	—	1,384	—
Wind electricity sales and other	—	—	—	5,177
Solar electricity sales and other	3,676	2,800	9,930	8,818
Sunlight Advantage	2,653	2,377	10,169	9,003
Total Operating Revenues	$77,014	$60,392	$102,617	$98,099
Depreciation and Amortization	$8,426	$8,744	$37,855	$32,997
Operating Income	$60,633	$44,513	$34,452	$36,488
Income Tax Provision (Benefit)	$6,028	$(9,888)	$(32,404)	$(48,921)
Net Income	$55,370	$60,376	$53,023	$77,473
Net Financial Earnings	$55,840	$52,676	$53,023	$77,473
Solar Renewable Energy Certificates Generated	251,016	211,352	389,716	311,803
Solar Renewable Energy Certificates Sold	388,407	294,780	408,100	363,600
Transition Renewable Energy Certificates Generated and Transferred	9,270	—	9,270	—
Solar Megawatts Eligible for ITCs	6.9	25.4	53.5	60.1
Solar Megawatts Under Construction	8.1	8.1	8.1	8.1

ENERGY SERVICES

Operating Income
Operating revenues	$212,760	$317,678	$1,030,419	$1,742,791
Less:
Gas purchases	220,882	345,735	1,024,579	1,719,519
Operation and maintenance expense	4,055	5,974	17,368	20,943
Depreciation and amortization	39	43	123	118
Operating (Loss) Income	$(12,216)	$(34,074)	$(11,651)	$2,211
Net (Loss) Income	$(9,753)	$(26,309)	$(11,008)	$(1,268)
Financial Margin	$6,817	$(7,570)	$9,947	$28,776
Net Financial Earnings (Loss)	$1,638	$(10,726)	$(7,873)	$2,918
Gas Sold and Managed (Bcf)	121.6	148.4	526.7	584.9

STORAGE AND TRANSPORTATION

Operating Revenues	$12,717	$—	$44,728	$—
Equity in Earnings of Affiliates	$4,703	$3,866	$15,903	$15,832
Operation and Maintenance Expense	$4,460	$1,388	$21,862	$4,043
Other Income, Net	$927	$911	$7,328	$7,345
Interest Expense	$2,838	$555	$13,124	$2,185
Income Tax Provision (Benefit)	$794	$(656)	$4,247	$2,254
Net Income	$7,434	$3,488	$18,311	$14,689

HOME SERVICES AND OTHER

Operating Revenues	$13,376	$12,997	$51,017	$50,902
Operating (Loss) Income	$(2,673)	$(408)	$3,062	$4,785
Other Income (Expense), Net	$6,929	$(296)	$5,177	$(542)
Net Income (Loss)	$5,109	$(1,035)	$5,784	$1,637
Net Financial Earnings (Loss)	$5,109	$(1,021)	$5,784	$1,911
Total Service Contract Customers at September 30	107,224	108,980	107,224	108,980